UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 17, 2011

Date of Report (Date of the earliest event reported)

Keystone Consolidated Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-3919	37-0364250
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5430 LBJ Freeway, Suite 1740, Dallas, Texas		75240-2697
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code

(972) 458-0028

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 260.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events.

Pursuant to Item 8.01 of this current report, the Registrant hereby files the information set forth in its press release issued on August 17, 2011 regarding the Registrant’s decision not to proceed with its previously announced proposed subscription rights offering to the Registrant’s common stockholders and intends to request the withdrawal of the related registration statement on Form S-1, filed with the Securities and Exchange Commission (“SEC”), in connection with such proposed offering.  Such registration statement had not yet been declared effective by the SEC, nor had the Registrant actually commenced the proposed offering.  The proposed offering contemplated participation by Contran Corporation (“Contran”), the Registrant’s majority stockholder, as a subscribing party to the fullest extent possible.  The Registrant’s commencement of and Contran’s participation in the proposed offering was subject to, among other things, the Registrant and Contran reaching agreement on the terms of the proposed offering.  Prior to reaching such agreement, Contran has today reported the purchase of an additional 1.55 million shares of the Registrant’s common stock from a third-party stockholder in a private transaction, increasing its ownership interest in the Registrant to approximately 88%.  As a result of such purchase, Contran has indicated to the Registrant that it no longer intends to subscribe for shares in connection with the proposed offering.  As disclosed in such registration statement, the Registrant had reserved the right to terminate or cancel the subscription rights offering at any time and for any reason.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Statements in this release that are not historical in nature are forward-looking and are not statements of fact.  Forward-looking statements represent the Registrant’s beliefs and assumptions based on currently available information.  In some cases you can identify these forward-looking statements by the use of words such as “believes,” “intends,” “may,” “should,” “could,” “anticipates,” “expected” or comparable terminology, or by discussions of strategies or trends.  Although the Registrant believes the expectations reflected in forward-looking statements are reasonable, it does not know if these expectations will be correct.  Forward-looking statements by their nature involve substantial risks and uncertainties that could significantly impact expected results. Actual future results could differ materially from those predicted. While it is not possible to identify all factors, the Registrant continues to face many risks and uncertainties.  Among the factors that could cause the Registrant’s actual future results to differ materially from those described herein are the risks and uncertainties discussed from time to time in the Registrant’s filings with the SEC including, but not limited to, the following:

•	Future supply and demand for the Registrant’s products (including cyclicality thereof),

•	Customer inventory levels,

•	Changes in raw material and other operating costs (such as ferrous scrap and energy),

•	Availability of raw materials,

•	The possibility of labor disruptions,

•	General global economic and political conditions,

•	Competitive products (including low-priced imports) and substitute products,

•	Customer and competitor strategies,

•	The impact of pricing and production decisions,

•	Environmental matters (such as those requiring emission and discharge standards for existing and new facilities),

•	Government regulations and possible changes therein,

•	Significant increases in the cost of providing medical coverage to employees,

•	The ultimate resolution of pending litigation, U.S. EPA investigations and audits conducted by the Internal Revenue Service,

•	International trade policies of the United States and certain foreign countries,

•	Operating interruptions (including, but not limited to, labor disputes, fires, explosions, supply disruptions, unscheduled or unplanned downtime and transportation interruptions),

•	The Registrant’s ability to renew or refinance credit facilities,

•	The ability of the Registrant’s customers to obtain adequate credit,

•	Any possible future litigation, and

•	Other risks and uncertainties as discussed in the Registrant’s filings with the SEC.

Should one or more of these risks materialize, if the consequences worsen, or if the underlying assumptions prove incorrect, actual results could differ materially from those forecasted or expected.  The Registrant disclaims any intention or obligation to update or revise any forward-looking statement whether as a result of changes in information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits

Item No.	Exhibit Index
99.1	Press Release dated August 17, 2011 issued by the Registrant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEYSTONE CONSOLIDATED INDUSTRIES, INC. (Registrant)
Date: August 17, 2011	By: /s/ Bert E. Downing, Jr. Bert E. Downing, Jr. Vice President, Chief Financial Officer, Corporate Controller and Treasurer

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press Release dated August 17, 2011 issued by Keystone Consolidated Industries, Inc.